Exhibit 99.1

Investor Contact:	David Morimoto	Media Contact:	Andrew Rosen
	SVP & Treasurer		SVP & Chief Marketing Officer
	(808) 544-3627		(808) 544-6820
	david.morimoto@centralpacificbank.com		andrew.rosen@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. LAUNCHES COMMON STOCK OFFERING

TO STRENGTHEN CAPITAL POSITION

Pre-Announces Preliminary Second Quarter Results; Credit Costs Expected to Rise

HONOLULU, July 14, 2009 — Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, announced that it has commenced a public offering of its common stock to raise gross proceeds of up to $100.0 million in an underwritten public offering through Sandler O’Neill + Partners, L.P.  The Company plans to use the net proceeds from this offering to further strengthen its capital position and for general corporate purposes.  The Company intends to grant the underwriters a 30 day option to purchase shares, representing gross proceeds of up to an additional $15.0 million, to cover over-allotments, if any.

“Although we are ‘well-capitalized’ for regulatory purposes, the proposed public offering is a prudent measure based on our expectation that the tough economic climate in Hawaii and California will continue in the coming quarters,” said Ronald K. Migita, Chairman, President, and Chief Executive Officer.

Assuming gross proceeds of $100.0 million, the Company’s proforma Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios as of June 30, 2009 would have been approximately 15.6%, 16.9%, and 12.5%, respectively, and the Company’s tangible common equity ratio would have been approximately 7.5%.  The Company continues to exceed the capital levels required for a “well-capitalized” regulatory designation.

In addition to the commencement of the stock offering, the Company also announced that it expects to report a net loss of approximately $33 million to $37 million, or approximately $1.22 to $1.35 per diluted common share, for the second quarter of 2009, compared to net income of $2.6 million, or $0.03 per diluted share, in the first quarter of 2009.  The estimated net loss includes total credit costs of approximately $77 million to $83 million compared to $29.6 million in the first quarter of 2009.

The higher credit costs are the result of an increase in the allowance for loan and lease losses in light of the challenging economic environment.  The Company expects the allowance for loan and lease losses as a percentage of total loans to be approximately 4.4% to 4.6% at June 30, 2009, a significant increase from the March 31, 2009 level of 3.20%.  In addition, the Company expects net loan charge-offs for the second quarter of 2009 to be approximately $28 million to $33 million compared to $24.3 million in the first quarter of 2009 and nonperforming assets to be approximately $256 million to $266 million at June 30, 2009 compared to $159.9 million at March 31, 2009.  The increase in nonperforming assets was primarily due to the addition of four Hawaii residential construction loans totaling $36.4 million, five Hawaii commercial construction loans totaling $30.3 million and four California commercial construction loans totaling $25.1 million.  The Company also expects accruing loans delinquent for 30 days or more to decrease from $107.9 million at March 31, 2009 to approximately $20 million to $22 million at June 30, 2009.

“While we are actively managing our credit portfolio in a diligent and focused manner, the ongoing economic downturn and the resultant deterioration in the Hawaii and California commercial real estate markets is adversely impacting our quarterly results,” stated Migita.  “The actions we are taking are designed to identify and address potential credit issues.  We expect these challenging conditions to persist over the coming quarters.  As a result, we anticipate that our credit costs will remain elevated during this uncertain period.”

“Despite these challenges, our customers will continue to receive the same high level of quality products and services they have come to expect from us,” Migita added.  “During the second quarter of 2009, we grew our core deposits by $202 million and originated $558 million in residential mortgage loans.  We have a long and tangible record of serving Hawaii and our commitment to our valued customers and local community remains unchanged.”

About the Public Offering

The Company proposes to issue the common shares pursuant to a prospectus supplement that will be filed as part of an existing shelf registration statement previously filed with the Securities and Exchange Commission on Form S-3.  The offering may be made only by means of a prospectus and related prospectus supplement.  Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, 1-866-805-4128. Prospective investors are encouraged to promptly contact their brokers or Sandler O’Neill + Partners, L.P.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is one of the largest financial institutions in Hawaii with more than $5.5 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 39 branches and more than 100 ATMs throughout Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, provisions for loan and lease losses, credit costs, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; and volatility in the financial markets and uncertainties concerning the availability of debt or equity financing.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K/A for the last fiscal year.  The Company does not update any of its forward-looking statements.

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